UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2023
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Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-3962	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
475 Quaker Meeting House Road Honeoye Falls, NY		14472
(Address of principal executive offices)		(Zip Code)
(585)-484-9337
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 20, 2023, Hyzon Motors Inc. (“Hyzon” or the “Company”) issued a press release announcing that it has appointed Dr. Bappaditya Banerjee, (age 54) as the Company’s Chief Operating Officer. Dr. Banerjee’s appointment is effective May 1, 2023.

From 2017 to 2023, Dr. Banerjee served as Vice President, Mining Equipment, for GE Transportation, formerly Wabtec Corporation, a leading global provider of equipment, systems, digital solutions, and value-added services for the freight, rail, transit, mining, industrial, and marine applications. Dr. Banerjee led the new technology development, design, production, and sale of electric drive propulsion systems for mining equipment, including fuel cell electric propulsion. From 1997 to 2017, Dr. Banerjee served in progressing roles with Caterpillar, Inc. where, from 2015 to 2017, he served as Worldwide Product Head, Off-highway Trucks & Wheel Tractor Scrapers. He holds a Ph. D, Mechanical Engineering from Purdue University, an MBA from the University of Chicago, an MS, Mechanical Engineering from Binghamton University, and a BE, Mechanical Engineering from the Delhi College of Engineering in India.

Dr. Banerjee does not have a direct or indirect material interest in any transaction with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Dr. Banerjee and any other person pursuant to which Dr. Banerjee was selected to serve as Hyzon’s Chief Operating Officer. Dr. Banerjee is not related to any member of the board of directors of Hyzon or any executive officer of the Company.

In connection with his appointment as Chief Operating Officer, Hyzon entered into an employment agreement with Dr. Banerjee (the “Agreement”). The Agreement provides for a base salary of $400,000 per year and an annual target cash bonus opportunity of 80% of base salary. Subject to the approval of the Company’s board of directors, Dr. Banerjee will receive 750,000 restricted stock units under the Company’s 2021 Equity Incentive Plan that will vest equally over the course of four years, subject to Dr. Banerjee’s continued employment. In addition, Dr. Banerjee will receive a sign-on bonus of 190,000 restricted stock units under the Company’s 2021 Equity Incentive Plan that will vest over one year, subject to his continued employment. Dr. Banerjee will be entitled to participate in Hyzon’s employee health/welfare and retirement benefit plans and programs.

Item 7.01 Regulation FD Disclosure

On April 20, 2023, the Company furnished a press release regarding the appointment of Dr. Banerjee as Chief Operating Officer, as described above in Item 5.02 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information set forth in Item 7.01 (including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following exhibit relating to Item 9.01 shall be deemed to be furnished, and not filed:

Exhibit Number	Description
10.1	Employment Agreement dated April 5, 2023, by and between Hyzon and Bappaditya Banerjee.
99.1	Press release, dated April 20, 2023 issued by the Company.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: April 20, 2023	By:	/s/ Parker Meeks
	Name:	Parker Meeks
	Title:	Chief Executive Officer